Exhibit 10.5

8POINT3 GENERAL PARTNER, LLC

LONG-TERM INCENTIVE PLAN

1.	Purpose of the Plan.

The 8point3 General Partner, LLC Long-Term Incentive Plan (the “Plan”) has been adopted by 8point3 General Partner, LLC, a Delaware limited liability company (the “Company”), the general partner of 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership and the Company and their Affiliates (as defined below) by providing to employees, consultants, and directors of the Company and its Affiliates who perform services for or on behalf of the Partnership or its Affiliates incentive compensation awards for superior performance that are based on Shares (as defined below). The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means a Share, Restricted Share, Restricted Share Unit, Option, Share Appreciation Right or DER granted under the Plan.

“Award Agreement” means the written agreement or other instrument by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.

“Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Partnership or any of its Affiliates as a consultant or advisor, as applicable, provided that such individual is a natural person.

“DER” or “Distribution Equivalent Right” means a right to receive an amount in cash or additional Awards equal to the cash distributions made by the Partnership with respect to a Share during a specified period.

“Director” means a member of the Board.

“Employee” means any employee of the Company or an Affiliate who performs services for the Partnership or its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Share means the closing sales price of a Share on the principal national securities exchange or other market in which trading in Shares occurs on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Shares are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in compliance with Section 409A of the Code.

“Option” means an option to purchase Shares granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains nontransferable and subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Share” means a Share granted under the Plan that is subject to a Restricted Period.

“Restricted Share Unit” means a phantom (notional) share granted under the Plan which entitles the Participant to receive, in the discretion of the Committee, a Share or an amount of cash equal to the Fair Market Value of a Share.

“SAR” or “Share Appreciation Right” means an Award that, upon exercise, entitles the holder to receive, in cash or Shares in the discretion of the Committee, the excess of the Fair Market Value of a Share on the exercise date over the exercise price established for such Share Appreciation Right.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Share” means a Class A share of the Partnership.

3.	Administration.

(a) General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares or Restricted Share Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements and the change of control terms for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award or Award Agreement in any manner that is either (i) not materially adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 3(b) of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct.

(b) Delegation. The Board or the Committee may authorize a committee of one or more members of the Board to grant individual Awards pursuant to such conditions or limitations as the Board or the Committee may establish. The Committee may also delegate to the Chief Executive Officer and to other employees of the Company (i) the authority to grant individual Awards to Consultants and to Employees who are not subject to Section 16(b) of the Exchange Act and (ii) other administrative duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

4.	Shares.

(a) Limits on Shares Deliverable. Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be delivered or reserved for delivery or underlying Awards in the aggregate issued under the Plan is                             . If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Shares, then the Shares covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Shares with respect to which Awards may be granted. Shares that are delivered by a Participant in satisfaction of the exercise or other purchase price of an Award or the tax withholding obligations associated with an Award or are withheld to satisfy the Company’s tax withholding obligations are available for delivery pursuant to other Awards. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Shares are listed or any applicable regulatory requirement. The Board, the Committee and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Awards.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award shall consist, in whole or in part, of Shares acquired in the open market, Shares already owned by the Company, Shares acquired by the Company directly from the Partnership or any other person or any combination of the foregoing.

(c) Director Award Limits. Notwithstanding anything to the contrary contained in this Plan, no Director, in his or her capacity as a Director, may be granted during any calendar year Awards having a value determined on the date of grant in excess of $250,000.

(d) Adjustments. In the event that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Partnership, issuance of warrants or other rights to purchase Shares or other securities of the Partnership, or other similar transaction or event affects the Shares, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Shares subject to any Award shall always be a whole number. In connection with a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, (2) to provide for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of a Share on such date over the exercise price of such Award. No adjustment pursuant to this Section 4(d) shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

5.	Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

6.	Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(a) Unrestricted Shares. The Committee shall have the discretion to determine the Employees, Consultants and Directors to whom unrestricted Shares shall be granted and the number of Shares to be granted. All unrestricted Shares granted shall be fully vested upon grant and shall not be subject to forfeiture.

(b) Restricted Shares. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Shares may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards. To the extent provided by the Committee, in its discretion, a grant of Restricted Shares may provide that distributions made by the Partnership with respect to the Restricted Shares shall be subject to the same forfeiture and other restrictions as the Restricted Share and, if restricted, such distributions shall be held, without interest, until the Restricted Share vests or is forfeited with the accumulated distributions being paid or forfeited at the same time, as the case may be. Absent such a restriction on the distributions in the Award Agreement, distributions during the Restricted Period shall be paid to the holder of the Restricted Share without restriction.

(c) Restricted Share Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Share Units shall be granted, the number of Restricted Share Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Restricted Share Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Restricted Share Units.

(d) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Shares to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The term of an Option may not exceed 10 years. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than 100% of its Fair Market Value as of the date of grant. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a broker-assisted cashless exercise through procedures approved by the Committee, delivery of previously owned Shares having a Fair Market Value on the exercise date equal to the relevant exercise price, or any combination thereof.

(e) Share Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Share Appreciation Rights shall be granted, the number of Shares to be covered by each grant and the conditions and limitations applicable to the exercise of the Share Appreciation Right as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The exercise price per Share Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant. The term of a Share Appreciation Right may not exceed 10 years.

(f) Distribution Equivalent Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) the vesting restrictions and payment provisions applicable to the Award, and such other provisions or restrictions as determined by the Committee in its discretion all of which shall be specified in the Award Agreements.

7.	Limits on Transfer of Awards.

Each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

8.	Securities Restrictions.

(a) All certificates for Shares or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Shares pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Shares to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

9.	Amendment and Termination.

The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Partnership, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially adversely affect the rights of such Participant under any Award theretofore granted to him.

10.	General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, or other property) of any applicable taxes payable at the minimum statutory rate in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or such Affiliate to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained as an Employee, Consultant or Director, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service at any time.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Shares are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership, Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership, Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership, Company or any participating Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Partnership, Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(j) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(k) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

11.	Section 409A of the Code.

(a) Awards made under this Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unless the Committee provides otherwise in an Award Agreement, each DER, Restricted Share or Restricted Share Unit (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that a DER, Restricted Share or Restricted Share Unit is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(c) If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

12.	Term of the Plan.

The Plan has been approved by the Board and the limited partners of the Partnership effective as of                         , 2015. The Plan shall terminate on, and no Awards may be granted after, the earliest of the date established by the Board or the Committee,                         , 2025 (or such earlier date, if any, required by the rules of the exchange on which Shares are traded) or the date Shares are no longer available for delivery pursuant to Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.